SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)            May 11, 2004

Radian Group Inc.

(Exact name of registrant as specified in its Charter)

Delaware	1-11356	23-2691170
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1601 Market Street, Philadelphia, PA	19103
(Address of principal executive offices)	(zip code)

(215) 564-6600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)	Exhibits

3.1	Amended and Restated Certificate of Incorporation of Radian Group Inc.
3.2	Bylaws of Radian Group Inc.
10	Radian Group Inc. Equity Compensation Plan (Amended and Restated as of May 11, 2004).

ITEM 9. REGULATION FD DISCLOSURE

On May 11, 2004, the stockholders of Radian Group Inc. approved the Company’s amended and restated Certificate of Incorporation, and an amended and restated Equity Compensation Plan, and on the same day the Company’s board of directors approved the Company’s amended and restated Bylaws, of a copy of each of which is attached as an exhibit hereto.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIAN GROUP INC.

Date: May 12, 2004	By:	/s/ Howard S. Yaruss
Howard S. Yaruss
Secretary

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